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                                                                  EXHIBIT 10.173

                                                                  Execution Copy


                       MAXTOR PERIPHERALS (S) PTE. LIMITED

                                   as Borrower


                    THE BANK OF NOVA SCOTIA, SINGAPORE BRANCH

                                     as Bank


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                                  S$48,000,000
                          GUARANTEE FACILITY AGREEMENT

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                                CLIFFORD CHANCE

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                                                                  Execution Copy

                                    CONTENTS

CLAUSE                                                                     PAGE
1.   DEFINITIONS AND INTERPRETATION..........................................1

2.   THE FACILITY............................................................8

3.   UTILIZATION OF THE FACILITY.............................................9

4.   GUARANTEE COMMISSION....................................................9

5.   BORROWER'S LIABILITIES IN RELATION TO BANK GUARANTEE...................10

6.   CANCELLATION...........................................................11

7.   TAXES..................................................................11

8.   TAX RECEIPTS...........................................................12

9.   INCREASED COSTS........................................................13

10.  ILLEGALITY.............................................................13

11.  MITIGATION.............................................................14

12.  REPRESENTATIONS........................................................14

13.  SECURITY...............................................................18

14.  FINANCIAL INFORMATION..................................................19

15.  FINANCIAL CONDITION....................................................21

16.  COVENANTS..............................................................22

17.  EVENTS OF DEFAULT......................................................25

18.  COMMITMENT COMMISSION AND FEES.........................................29

19.  COSTS AND EXPENSES.....................................................30

20.  DEFAULT INTEREST AND BREAK COSTS.......................................30


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                                                                  Execution Copy

21.  BORROWER'S INDEMNITIES.................................................31

22.  CURRENCY OF ACCOUNT AND PAYMENT........................................32

23.  PAYMENTS...............................................................32

24.  SET-OFF................................................................32

25.  ASSIGNMENTS............................................................33

26.  EVIDENCE OF DEBT.......................................................34

27.  REMEDIES AND WAIVERS, PARTIAL INVALIDITY...............................34

28.  NOTICES................................................................34

29.  GOVERNING LAW..........................................................35

30.  JURISDICTION...........................................................35

SCHEDULE 1 - CONDITIONS PRECEDENT

SCHEDULE 2 - UTILIZATION REQUEST

SCHEDULE 3

PART 1 - FORM OF PARENT COMPLIANCE CERTIFICATE

SCHEDULE 3

PART 2 - FORM OF BORROWER COMPLIANCE CERTIFICATE

SCHEDULE 4 - FORM OF BANK GUARANTEE

THIS AGREEMENT is made as of August 31, 1999

BETWEEN

(1) MAXTOR PERIPHERALS (S) PTE. LIMITED registered no. 199000789E (the "BORROWER"); and

(2)    THE BANK OF NOVA SCOTIA, SINGAPORE BRANCH (the "BANK").

IT IS AGREED as follows.

1.      DEFINITIONS AND INTERPRETATION

1.1     DEFINITIONS

        In this Agreement:

        "ACCOUNT" means the account securing the Bank under the Account Charge.

        "ACCOUNT BANK" means The Bank of Nova Scotia, Hong Kong Branch as account bank under the Account Charge.

        "ACCOUNT CHARGE" means the account charge dated on or about the same date hereof between the Borrower as chargor, the Bank as secured party and the Account Bank.

        "AUTHORIZED SIGNATORY" means, in relation to the Borrower or the Parent, any person who is duly authorized (in such manner as may be reasonably acceptable to the Bank) and in respect of whom the Bank has received a certificate signed by a director or another Authorized Signatory of the Borrower or the Parent, as the case may be, setting out the name and signature of such person and confirming such person's authority to act.

        "AVAILABILITY PERIOD" means the period from and including the date hereof to and including the earlier of (a) the day which is three months after the date hereof and (b) the first Business Day on which the Available Facility is zero.

        "AVAILABLE FACILITY" means, at any time and save as otherwise provided herein, S$48,000,000 less the maximum principal amount of the EDB Loan guaranteed by the Bank pursuant to the Bank Guarantee which has then been issued hereunder.

        "BANK GUARANTEE" means a guarantee issued or to be issued by the Bank pursuant to Clause 3 (Utilization of the Facility) substantially in the form set out in Schedule 4 (Form of Bank Guarantee) or in such other form requested by the Borrower which is acceptable to the Bank.

        "BANK GUARANTEE COMMISSION" means the guarantee commission payable pursuant to Clause 4 (Guarantee Commission).

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        "BANK GUARANTEE COMMISSION RATE" means, if Class A Security is in effect, 0.15% per annum flat and, if Class B Security is in effect, the rate agreed between the Bank and the Borrower, in each case, calculated on the maximum principal amount of the EDB Loan guaranteed by the Bank pursuant to the Bank Guarantee which has then been issued hereunder.

        "BUSINESS DAY" means a day (other than a Saturday or Sunday) which is not a public holiday and on which banks are open for general business in Hong Kong, New York and Singapore.

        "CASH DEPOSITS" means on any date the Singapore dollar deposits maintained by the Borrower with the Account Bank and secured in favor of the Bank pursuant to the Account Charge.

        "CLASS A SECURITY" means the Cash Deposits.

        "CLASS B SECURITY" means the assets of the Borrower subject to a first priority security interest to be mutually agreed between the Borrower and the Bank and such other collateral to be mutually agreed between the Borrower and the Bank, all such security to be in form, value and substance satisfactory to the Bank.

        "COMPLIANCE CERTIFICATE" means, in respect of the Parent, a certificate substantially in the form set out in Part 1 of Schedule 3 (Form of Parent Compliance Certificate) and, in respect of the Borrower, a certificate substantially in the form set out in Part 2 of Schedule 3 (Form of Borrower Compliance Certificate).

        "COMPUTER SYSTEM" means any computer hardware or software or any equipment operated by electronic means.

        "DISPUTE" means any dispute referred to in Clause 30 (Jurisdiction).

        "EDB" means the Economic Development Board of Singapore.

        "EDB LOAN" means the term loan made under the EDB Loan Agreement in an aggregate principal amount up to S$48,000,000 to be granted to the Borrower by EDB under its capital assistance scheme upon the terms and conditions set out in the EDB Offer Letter and the EDB Loan Agreement.

        "EDB LOAN AGREEMENT" means the agreement to be entered into between the Borrower and EDB pursuant to which EDB will grant the EDB Loan to the Borrower.

        "EDB OFFER LETTER" means the letter from EDB to the Borrower dated August 7, 1999 offering to make available the EDB Loan.

        "ENCUMBRANCE" means (a) a mortgage, charge, pledge, lien or other encumbrance securing any obligation of any person, (b) any arrangement under which money or claims to, or the benefit of, a bank or other account may be applied, set off or made subject to a combination of accounts so as to effect discharge of any sum owed or payable to any person or (c) any other type of preferential arrangement (including any title transfer and retention arrangement) having a similar effect.

        "ENVIRONMENTAL CLAIM" means any claim, proceeding or investigation by any person pursuant to any Environmental Law.

        "ENVIRONMENTAL LAW" means any applicable law in any jurisdiction in which the Borrower conducts business which relates to the pollution or protection of the environment or harm to or the protection of human health or the health of animals or plants.

        "ENVIRONMENTAL PERMITS" means any permit, licence, consent, approval and other authorisation and the filing of any notification, report or assessment required under any Environmental Law for the operation of the business of the Borrower conducted on or from the properties owned or used by the Borrower.

        "EVENT OF DEFAULT" means any circumstance described as an event of default in Clause 17 (Events of Default).

        "FACILITY" means the Singapore dollar guarantee issuance facility granted to the Borrower hereunder.

        "FACILITY OFFICE" means the lending office of the Bank identified under the Bank's signature below or such other lending office as it may from time to time select by notice to the Borrower.

        "FINANCE DOCUMENTS" means this Agreement, any Security Document, any fee letter delivered pursuant to Clause 18 (Commitment Commission and Fees), the Bank Guarantee and any document(s) delivered or to be delivered pursuant to any of the foregoing.

        "FINANCIAL INDEBTEDNESS" means, without duplication, any indebtedness for or in respect of:

        (a)     Indebtedness for Borrowed Money;

        (b) any documentary or standby letter of credit facility other than those supporting trade payables in the ordinary course of business due not later than 90 days after the date of determination;

        (c) any interest rate swap, currency swap, forward foreign exchange transaction, cap, floor, collar or option transaction or any other treasury transaction or any combination thereof or any other transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and the amount of the Financial Indebtedness in relation to any such transaction shall be calculated by reference to the mark-to-market valuation of such transaction at the relevant time); and

        (d) any guarantee or indemnity for any of the items referred to in paragraphs (a) to (c) above.

        "GROUP" means the Parent and its subsidiaries.

        "INDEBTEDNESS FOR BORROWED MONEY" means, without duplication, any indebtedness for or in respect of:

        (e)     moneys borrowed;

        (f) any amount raised by acceptance under any acceptance credit facility;

        (g) any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

        (h) any amount raised pursuant to any issue of shares which are expressed to be redeemable at the option of the holder thereof;

        (i) the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with generally accepted accounting principles in the relevant jurisdiction, be treated as a capital lease;

        (j) the amount of any liability in respect of any advance or deferred purchase agreement if one of the primary reasons for entering into such agreement is to raise finance, other than trade payables in the ordinary course of business due not later than 90 days after the date of determination;

        (k) receivables sold or discounted (other than (i) on a non-recourse basis or (ii) pursuant to the asset securitization program currently in effect with Fleet National Bank, as administrator, and any renewal or replacement thereof on substantially similar terms);

        (l) any agreement to re-acquire an asset if one of the primary reasons for entering into such agreement is to raise finance;

        (m) any amount raised under any other transaction (including any forward sale or purchase agreement) having the effect of a borrowing; and

        (n) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to
                (i) above.

        "INTEREST PERIOD" means, save as otherwise provided herein, in relation to an Unpaid Sum, any of those periods mentioned in Clause 20.1 (Default Interest Periods).

        "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, operations, property, condition (financial or otherwise) or prospects of the Borrower or the Parent, as the case may be; (b) the ability of the Borrower to perform its obligations under this Agreement; or (c) the validity or enforceability of this

        Agreement or any of the other Finance Documents or the rights or remedies of the Bank hereunder or thereunder.

        "MATERIAL SUBSIDIARY" means one or more subsidiaries of the Parent whose consolidated assets constitute at least 5% of the total assets of the Group or whose consolidated revenues constitute at least 20% of the total revenue of the Group.

        "MINISTRY OF TRADE" means the Ministry of Trade and Industry of the Republic of Singapore (or any successor thereto).

        "ORIGINAL FINANCIAL STATEMENTS" means, in respect of the Borrower, the audited financial statements of the Borrower for its financial year ended December 26, 1998 and, in respect of the Parent, the audited consolidated financial statements of the Parent and its consolidated subsidiaries for its financial year ended December 26, 1998.

        "PARENT" means Maxtor Corporation, a Delaware corporation.

        "PERMITTED ENCUMBRANCE" means (i) any Encumbrance created under the Finance Documents, (ii) Encumbrances for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, (iii) Encumbrances of materialmen, mechanics, warehousemen, carriers or similar other Encumbrances arising in the ordinary course of business and securing obligations which are not yet delinquent, (iv) judgment or attachment Encumbrances and (v) Encumbrances arising solely by virtue of any statutory or common law provision relating to bankers' liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution.

        "PIONEER STATUS" means that the Borrower shall continue (i) to be certified as a pioneer enterprise by the Ministry of Trade, (ii) to be entitled to the benefits of the Economic Expansion Incentives (Relief from Income Tax) Act (CAP. 86) of the Republic of Singapore and (iii) to comply with the conditions set forth in Certificate No. 1228 dated June 3, 1998 issued by the Ministry of Trade in order to maintain such certification and entitlement.

        "POTENTIAL EVENT OF DEFAULT" means any event which may become (with the passage of time, the giving of notice, the making of any determination hereunder or any combination thereof) an Event of Default.

        "REPAYMENT DATE" means each of the dates specified as such in the EDB Loan Agreement.

        "SECURITY" means the Class A Security or the Class B Security as selected by the Borrower pursuant to Clause 13 (Security).

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        "SECURITY DOCUMENTS" means any document creating or evidencing a security interest in favor of the Bank (including, without limitation, the Account Charge) and any document(s) delivered pursuant to any of the foregoing.

        "UNPAID SUM" means the unpaid balance of any of the sums referred to in Clause 20.1 (Default Interest Periods).

        "UTILIZATION DATE" means the date on which the Bank Guarantee is issued.

        "UTILIZATION REQUEST" means a notice substantially in the form set out in Schedule 2 (Utilization Request).

        "YEAR 2000 COMPLIANT" means, in relation to any Computer System, that any reference to or use of a date before, on or after December 31, 1999 in the operation of that Computer System will not have an adverse effect on the use of that Computer System.

1.2     INTERPRETATION

        Any reference in this Agreement to:

        the "BANK" shall be construed so as to include its and any subsequent successors in accordance with their respective interests;

        "CONTINUING", in relation to an Event of Default, shall be construed as a reference to an Event of Default which has not been waived in accordance with the terms hereof and, in relation to a Potential Event of Default, one which has not been remedied within the relevant grace period or waived in accordance with the terms hereof;

        a "HOLDING COMPANY" of a company or corporation shall be construed as a reference to any company or corporation of which the first-mentioned company or corporation is a subsidiary;

        "INDEBTEDNESS" shall be construed so as to include any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

        a "LAW" shall be construed as any law (including common or customary law), statute, constitution, decree, judgment, treaty, regulation, directive, bye-law, order or any other legislative measure of any government, supranational, local government, statutory or regulatory body or court;

        a "MONTH" is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next succeeding calendar month save that,

        (a) if any such numerically corresponding day is not a Business Day, such period shall end on the immediately succeeding Business Day to occur in that next succeeding calendar month or, if none, it shall end on the immediately preceding Business Day; and

        (b) if there is no numerically corresponding day in that next succeeding calendar month, that period shall end on the last Business Day in that next succeeding calendar month;

        a "PERSON" shall be construed as a reference to any person, firm, company, corporation, government, state or agency of a state or any association or partnership (whether or not having separate legal personality) of two or more of the foregoing;

        "REPAY" (or any derivative form thereof) shall, subject to any contrary indication, be construed to include "PREPAY" (or, as the case may be, the corresponding derivative form thereof);

        a "SUBSIDIARY" of a company or corporation shall be construed as a reference to any company or corporation:

        (c) which is controlled, directly or indirectly, by the first-mentioned company or corporation;

        (d) more than half the issued share capital of which is beneficially owned, directly or indirectly, by the first-mentioned company or corporation and which is consolidated with the first-mentioned company or corporation in such company or corporation's financial accounts; or

        (e) which is a subsidiary of another subsidiary of the first-mentioned company or corporation and, for these purposes, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body;

        a "SUCCESSOR" shall be construed so as to include an assignee or successor in title of such party and any person who under the laws of its jurisdiction of incorporation or domicile has assumed the rights and obligations of such party under this Agreement or to which, under such laws, such rights and obligations have been transferred;

        "TAX" shall be construed so as to include any tax, levy, impost, duty or other charge of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same);

        "VAT" shall be construed as a reference to value added tax including any similar tax which may be imposed in place thereof from time to time; and

        the "WINDING-UP", "DISSOLUTION" or "ADMINISTRATION" of a company or corporation shall be construed so as to include any equivalent or analogous proceedings under the law of the jurisdiction in which such company or corporation is incorporated or any jurisdiction in which such company or corporation carries on business including the seeking of liquidation, winding-up, re-organisation, dissolution, administration, arrangement, adjustment, protection or relief of debtors.

1.3     CURRENCY SYMBOLS

        "S$" and "SINGAPORE DOLLARS" denote lawful currency of the Republic of Singapore and "US$" and "US DOLLARS" denote lawful currency of the United States of America.

1.4     AGREEMENTS AND STATUTES

        Any reference in this Agreement to:

        1.4.1 this Agreement or any other agreement or document shall be construed as a reference to this Agreement or, as the case may be, such other agreement or document as the same may have been, or may from time to time be, amended, varied, novated or supplemented; and

        1.4.2 a statute or treaty shall be construed as a reference to such statute or treaty as the same may have been, or may from time to time be, amended or, in the case of a statute, re-enacted.

1.5     HEADINGS

        Clause and Schedule headings are for ease of reference only.

1.6     TIME

        Any reference in this Agreement to a time of day shall, unless a contrary indication appears, be a reference to Singapore time.

1.7     BASIS OF ACCRUAL

        Except as otherwise provided in this Agreement, interest, Bank Guarantee Commission, commitment commission and fees shall accrue from day to day and shall be calculated on the basis of a year of 360 days and the actual number of days elapsed.

2.      THE FACILITY

2.1     GRANT OF THE FACILITY

        The Bank grants to the Borrower through the Facility Office, upon the terms and subject to the conditions hereof, a Singapore dollar guarantee issuance facility in an aggregate amount of S$48,000,000.

2.2     PURPOSE

        The Facility is intended to support the obligations of the Borrower under the EDB Loan and accordingly, the Borrower shall utilise the Bank Guarantee solely for this purpose and the Bank shall not be obliged to concern itself with such application.

3.      UTILIZATION OF THE FACILITY

        The Bank Guarantee will be issued by the Bank at the Borrower's request if:

        3.1.1 not more than ten nor less than two Business Days before the proposed date for the issuance of the Bank Guarantee, the Bank has received a completed Utilization Request;

        3.1.2 the proposed date for the issuance of the Bank Guarantee is a Business Day within the Availability Period;

        3.1.3   no prior Bank Guarantee has been issued by the Bank;

        3.1.4 the proposed maximum principal amount of the EDB Loan to be guaranteed by the Bank pursuant to the Bank Guarantee is equal to the amount of the Available Facility;

        3.1.5 the proposed term of the Bank Guarantee is a period not exceeding two years from the Utilization Date and the proposed form of the Bank Guarantee is satisfactory to the Bank; and

        3.1.6 on and as of the proposed date for the issuance of the Bank Guarantee (a) the Bank has received all of the documents and other evidence listed in Schedule 1 (Conditions Precedent) and that each is, in form and substance, satisfactory to the Bank,
                (b) the EDB Loan Agreement is in full force and effect and all conditions precedent (other than the issuance of the Bank Guarantee) specified therein have been complied with and (c) no Event of Default or Potential Event of Default is continuing.

4.      GUARANTEE COMMISSION

        The Borrower shall, in respect of the Bank Guarantee requested by it, pay to the Bank a guarantee commission at the Bank Guarantee Commission Rate on the maximum principal amount of the EDB Loan guaranteed by the Bank under the Bank Guarantee (taking into account any prior repayments or prepayments under the EDB Loan). Such guarantee commission shall be paid in advance in respect of each successive period of three months (or such shorter period as shall end on the next succeeding Repayment Date) which begins during the period from the Utilization Date until the date on which the Bank's obligations under the Bank Guarantee are terminated, the first such payment to be made on the Utilization Date for the Bank Guarantee and thereafter on the first day of each such period.

5.      BORROWER'S LIABILITIES IN RELATION TO BANK GUARANTEE

5.1     BORROWER'S INDEMNITY TO BANK

        The Borrower shall irrevocably and unconditionally as a primary obligation indemnify (on demand of the Bank) the Bank against:

        5.1.1 any sum paid or due and payable by the Bank under the Bank Guarantee; and

        5.1.2 all liabilities, costs (including, without limitation, any costs incurred in funding any amount which falls due from the Bank under the Bank Guarantee or in connection with the Bank Guarantee), claims, losses and expenses which the Bank may at any time incur or sustain in connection with or arising out of the execution, delivery or performance by the Bank of the Bank Guarantee or the other Finance Documents, provided that such amounts shall not include any amounts payable under Clause 19.1 (Transaction Expenses) or 19.2 (Preservation and Enforcement of Rights).

5.2     PRESERVATION OF RIGHTS

        Neither the obligations of the Borrower set out in this Clause 5 nor the rights, powers and remedies conferred on the Bank by this Agreement or by law shall be discharged, impaired or otherwise affected by:

        5.2.1 the winding-up, dissolution, administration or re-organisation of the Bank or any other person or any change in its status, function, control or ownership;

        5.2.2 any of the obligations of the Bank or any other person hereunder or under the Bank Guarantee or under any other security taken in respect of its obligations hereunder or otherwise taken in connection with the Bank Guarantee being or becoming illegal, invalid, unenforceable or ineffective in any respect;

        5.2.3 time or other indulgence being granted or agreed to be granted to the Bank or any other person in respect of its obligations hereunder or under or in connection with the Bank Guarantee or under any Security;

        5.2.4 any amendment to, or any variation, waiver or release of, any obligation of the Bank or any other person under any Security; or

        5.2.5 any other act, event or omission which, but for this Clause 5, might operate to discharge, impair or otherwise affect any of the obligations of the Borrower set out in this Clause 5 or any of the rights, powers or remedies conferred upon the Bank by this Agreement or by law.

        The obligations of the Borrower set out in this Clause 5 shall be in addition to and independent of every other security which the Bank may at any time hold in respect of the Borrower's obligations hereunder.

5.3     SETTLEMENT CONDITIONAL

        Any settlement or discharge between the Borrower and the Bank shall be conditional upon no security or payment to the Bank by the Borrower, or any other person on behalf of the Borrower, being avoided or reduced by virtue of any laws relating to bankruptcy, insolvency, liquidation or similar laws of general application and, if any such security or payment is so avoided or reduced, the Bank shall be entitled to recover the value or amount of such security or payment from the Borrower subsequently as if such settlement or discharge had not occurred.

5.4     RIGHT TO MAKE PAYMENTS UNDER BANK GUARANTEE

        The Bank shall be entitled to make any payment in accordance with the terms of the Bank Guarantee without any reference to or further authority from the Borrower or any other investigation or enquiry. The Borrower irrevocably authorises the Bank to comply with any demand under the Bank Guarantee which is valid on its face.

6.      CANCELLATION

6.1     CANCELLATION

        The Borrower may, by giving to the Bank not less than ten Business Days' prior notice to that effect, cancel the whole or any part (being an amount or integral multiple of S$1,000,000) of the Available Facility.

6.2     NOTICE OF CANCELLATION

        Any notice of cancellation given by the Borrower pursuant to Clause 6.1 (Cancellation) shall be irrevocable, shall specify the date upon which such cancellation is to be made and the amount of such cancellation.

7.      TAXES

7.1     TAX GROSS-UP

        All payments to be made by the Borrower to the Bank under the Finance Documents shall be made free and clear of and without deduction for or on account of tax unless the Borrower is required to make such a payment subject to the deduction or withholding of tax, in which case the sum payable by the Borrower (in respect of which such deduction or withholding is required to be made) shall be increased to the extent necessary to ensure that the Bank receives a sum net of any deduction or withholding equal to the sum which it would have received had no such deduction or withholding been made or required to be made.

7.2     TAX INDEMNITY

        Without prejudice to Clause 7.1 (Tax Gross-up), if the Bank is required to make any payment of or on account of tax on or in relation to any sum received or receivable under any Finance Document (including any sum deemed for purposes of tax to be received or receivable by the Bank whether or not actually received or receivable) or if any liability in respect of any such payment is asserted, imposed, levied or assessed against the Bank, the Borrower shall, upon demand of the Bank, promptly indemnify the Bank against such payment or liability, together with any interest, penalties, costs and expenses payable or incurred in connection therewith, PROVIDED THAT this Clause 7.2 shall not apply to:

        7.2.1 any tax imposed on and calculated by reference to the net income actually received or receivable by the Bank by the jurisdiction in which the Bank is incorporated; or

        7.2.2 any tax imposed on and calculated by reference to the net income of the Facility Office of the Bank actually received or receivable by the Bank by the jurisdiction in which the Facility Office is located.

7.3     CLAIMS BY THE BANK

        If the Bank intends to make a claim pursuant to Clause 7.2 (Tax Indemnity), it shall notify the Borrower of the event giving rise to such claim.

8.      TAX RECEIPTS

8.1     NOTIFICATION OF REQUIREMENT TO DEDUCT TAX

        If, at any time, the Borrower is required by law to make any deduction or withholding from any sum payable by it under the Finance Documents (or if thereafter there is any change in the rates at which or the manner in which such deductions or withholdings are calculated), the Borrower shall promptly notify the Bank.

8.2     EVIDENCE OF PAYMENT OF TAX

        If the Borrower makes any payment under the Finance Documents in respect of which it is required to make any deduction or withholding, it shall pay the full amount required to be deducted or withheld to the relevant taxation or other authority within the time allowed for such payment under applicable law and shall deliver to the Bank, within thirty days after it has made such payment to the applicable authority, an original receipt (or a certified copy thereof) issued by such authority evidencing the payment to such authority of all amounts so required to be deducted or withheld in respect of such payment.

8.3     TAX AND OTHER AFFAIRS

        No provision of this Agreement shall interfere with the right of the Bank to arrange its tax or any other affairs in whatever manner it thinks fit, oblige the Bank to claim any credit, relief, remission or repayment in respect of any payment under Clause 7 (Taxes) in priority to any other credit, relief, remission or repayment available to it nor oblige the Bank to disclose any information relating to its tax or other affairs or any computations in respect thereof.

9.      INCREASED COSTS

9.1     INCREASED COSTS

        If, by reason of (a) any change in law or in its interpretation or administration and/or (b) compliance with any request or requirement relating to the maintenance of capital or any other request from or requirement of any central bank or other fiscal, monetary or other authority:

        9.1.1 the Bank or any holding company of the Bank is unable to obtain the rate of return on its capital which it would have been able to obtain but for the Bank's entering into or assuming or maintaining a commitment, issuing the Bank Guarantee or performing its obligations under the Finance Documents;

        9.1.2 the Bank or any holding company of the Bank incurs a cost as a result of the Bank's entering into or assuming or maintaining a commitment, issuing the Bank Guarantee or performing its obligations under the Finance Documents; or

        9.1.3 there is any increase in the cost to the Bank or any holding company of the Bank of funding or maintaining any Unpaid Sum or the Bank Guarantee,

        then the Borrower shall, from time to time on demand of the Bank, promptly pay to the Bank amounts sufficient to indemnify the Bank or to enable the Bank to indemnify its holding company from and against, as the case may be, (i) such reduction in the rate of return of capital,
        (ii) such cost or (iii) such increased cost.

9.2     INCREASED COSTS CLAIMS

        If the Bank intends to make a claim pursuant to Clause 9.1 (Increased Costs), it shall notify the Borrower of the event giving rise to such claim.

9.3     EXCLUSIONS

        Notwithstanding the foregoing provisions of this Clause 9, the Bank shall not be entitled to make any claim in respect of any cost, increased cost or liability compensated by Clause 7 (Taxes).

10.     ILLEGALITY

        If, at any time, it is or will become unlawful for the Bank to make, fund or allow to remain outstanding all or part of the Bank Guarantee, then the Bank shall, promptly after becoming aware of the same, deliver to the Borrower a notice to that effect and:

        10.1.1 the Bank shall not thereafter be obliged to issue the Bank Guarantee and the amount of the Available Facility shall be immediately reduced to zero; and

        10.1.2 if the Bank so requires, the Borrower shall on such date as the Bank shall have specified ensure that the liabilities of the Bank under or in respect of the Bank Guarantee issued by it is reduced to zero.

11.     MITIGATION

        If circumstances arise which would or would upon the giving of notice result in:

        11.1.1 an increase in any sum payable to it or for its account pursuant to Clause 7.1 (Tax Gross-up);

        11.1.2 a claim for indemnification pursuant to Clause 7.2 (Tax Indemnity) or Clause 9.1 (Increased Costs); or

        11.1.3 the reduction of the Available Facility to zero or any repayment to be made by the Borrower pursuant to Clause 10 (Illegality),

        then, without in any way limiting, reducing or otherwise qualifying the rights of the Bank or the obligations of the Borrower under any of the Clauses referred to above, the Bank shall promptly upon becoming aware of such circumstances notify the Borrower thereof and, in consultation with the Borrower to the extent that it can do so lawfully and without prejudice to its rights hereunder, take reasonable steps (including a change of location of the Facility Office or the transfer of its rights, benefits and obligations hereunder to another financial institution acceptable to the Borrower and willing to participate in the Facility) to mitigate the effects of such circumstances, PROVIDED THAT the Bank shall be under no obligation to take any such action if, in the opinion of the Bank, to do so might have any adverse effect upon its business, operations or financial condition (other than any minor costs and expenses of an administrative nature).

12.     REPRESENTATIONS

        The Borrower makes the representations and warranties set out in Clause
        12.1 (Status) to Clause 12.23 (Year 2000) and acknowledges that the Bank has entered into this Agreement in reliance on those representations and warranties.

12.1    STATUS

        It is a corporation duly organised under the laws of Singapore.

12.2    GOVERNING LAW AND JUDGMENTS

        In any proceedings taken in its jurisdiction of incorporation in relation to this Agreement, the choice of New York law as the governing law of this Agreement and any judgment obtained in New York will be recognised and enforced.

12.3    BINDING OBLIGATIONS

        It has duly executed and delivered each of the Finance Documents and the obligations expressed to be assumed by it under the Finance Documents are legal and valid obligations binding on it and enforceable against it in accordance with the terms thereof.

12.4    EXECUTION OF THIS AGREEMENT

        Its execution of the Finance Documents and the EDB Loan Agreement and its exercise of its rights and performance of its obligations thereunder do not and will not:

        12.4.1 conflict with any agreement, mortgage, bond or other instrument or treaty to which it is a party or which is binding upon it or any of its assets unless such conflict would not have a Material Adverse Effect;

        12.4.2  conflict with its constitutive documents; or

        12.4.3  conflict with any applicable law.

        It has the power to enter into the Finance Documents and the EDB Loan Agreement and all corporate and other action required to authorise the execution of the Finance Documents and the EDB Loan Agreement and the performance of its obligations thereunder has been duly taken.

12.5    NO WINDING-UP

        Neither the Borrower nor, to the best of the Borrower's knowledge and belief, the Parent has taken any corporate action nor have any other steps been taken or legal proceedings been started or (to the best of its knowledge and belief) threatened against the Borrower or the Parent for its winding-up, dissolution, administration or re-organisation (whether by voluntary arrangement, scheme of arrangement or otherwise) or for the appointment of a receiver, administrator, administrative receiver, conservator, custodian, trustee or similar officer of it or of any or all of its assets or revenues.

12.6    NO MATERIAL DEFAULTS

        Neither the Borrower nor, to the best of the Borrower's knowledge and belief, the Parent is in breach of or in default under any agreement to which it is a party or which is binding on it or any of its assets to an extent or in a manner which might have a Material Adverse Effect.

12.7    NO MATERIAL PROCEEDINGS

        No action or administrative proceeding of or before any court or agency which would reasonably be expected to have a Material Adverse Effect has been started or, to the best of the Borrower's knowledge and belief, threatened against the Borrower or, to the best of the Borrower's knowledge and belief, the Parent except as disclosed in a filing with the Securities and Exchange Commission.

12.8    AUDITED FINANCIAL STATEMENTS

        The most recent audited financial statements of the Borrower and, to the best of the Borrower's knowledge and belief, the most recent audited consolidated financial statements of the Parent:

        12.8.1 were prepared in accordance with accounting principles generally accepted in Singapore (in the case of the Borrower) and the United States of America (in the case of the Parent) and consistently applied; and

        12.8.2 save as disclosed therein, are true, accurate and complete and fairly present the financial condition and operations of the Borrower or the Parent (as the case may be) during the relevant financial year.

12.9    NO MATERIAL ADVERSE CHANGE

        Since the date as at which the most recent audited financial statements of the Borrower and the most recent audited consolidated financial statements of the Parent were stated to be prepared, there has been no material adverse change in the business or financial condition of any member of the Group which has not been disclosed to the Bank or disclosed in a filing with the Securities and Exchange Commission.

12.10   DEBT AGREEMENTS

        Each of the Borrower and, to the best of the Borrower's knowledge and belief, the Parent is in compliance with its respective material obligations under any agreement in respect of Financial Indebtedness in excess of US$10,000,000.

12.11   PIONEER STATUS

        It has obtained Pioneer Status.

12.12   WRITTEN INFORMATION

        All written information supplied by any member of the Group is true, complete and accurate in all material respects as at the date it was given and is not misleading in any respect.

12.13   VALIDITY AND ADMISSIBILITY IN EVIDENCE

        All acts, conditions and things required to be done, fulfilled and performed in order (a) to enable it lawfully to enter into, exercise its rights under and perform and comply with the obligations expressed to be assumed by it in the Finance Documents and the EDB Loan Agreement, (b) to ensure that the obligations expressed to be assumed by it in the Finance Documents and the EDB Loan Agreement are legal, valid, binding and enforceable and (c) to make the Finance Documents and the EDB Loan Agreement admissible in evidence in its jurisdiction of incorporation have been done, fulfilled and performed.

12.14   CLAIMS PARI PASSU

        Under the laws of its jurisdiction of incorporation in force at the date hereof, the claims of the Bank against it under the Finance Documents will rank at least pari passu with the claims of all its unsecured and unsubordinated creditors save those whose claims are preferred solely by any bankruptcy, insolvency, liquidation or other similar laws of general application.

12.15   NO FILING OR STAMP TAXES

        Under the laws of its jurisdiction of incorporation in force at the date hereof, it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in such jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents except such filings, recordings, enrollment or payments as have been made.

12.16   ENCUMBRANCES

        Save for Permitted Encumbrances, no Encumbrance exists over all or any part of the Security.

12.17   NO DEDUCTION OR WITHHOLDING

        Under the laws of its jurisdiction of incorporation in force at the date hereof, it will not be required to make any deduction or withholding from any payment it may make under the Finance Documents to the Bank in Singapore.

12.18   ENVIRONMENTAL COMPLIANCE

        The Borrower has duly performed and observed in all material respects all Environmental Law, Environmental Permits and all other material covenants, conditions, restrictions or agreements directly or indirectly concerned with any contamination, pollution or waste or the release or discharge of any toxic or hazardous substance in connection with any real property which is or was at any time owned, leased or occupied by the Borrower or on which the Borrower has conducted any activity where failure to do so might reasonably be expected to have a Material Adverse Effect.

12.19   ENVIRONMENTAL CLAIMS

        No Environmental Claim has been commenced or (to the best of the Borrower's knowledge and belief) is threatened against the Borrower where such claim would be reasonably likely, if determined against the Borrower, to have a Material Adverse Effect.

12.20   TAX RETURN

        It has filed all tax returns required to be filed by it under all applicable laws and has paid all taxes due and payable by it PROVIDED THAT it has not filed a tax return for the fiscal years ending in 1997 and 1998. The Borrower represents and warrants that any fines due and payable as a result of such late filing will be immaterial in amount.

12.21   MATERIAL ADVERSE EFFECT

        No event has occurred or, to the best of its knowledge, is reasonably anticipated to occur, which is likely to have a Material Adverse Effect.

12.22   OWNERSHIP OF THE BORROWER

        The Parent owns, directly or indirectly, 100 percent of the issued share capital of the Borrower.

12.23   YEAR 2000

        The Borrower believes (having undertaken a comprehensive review and assessment) that all Computer Systems used by any member of the Group are Year 2000 Compliant. The Borrower (having made due enquiry) believes that each of the Group's suppliers and customers (which are of material importance to the business and operations of the Group) will also, on a timely basis, ensure that their Computer Systems are Year 2000 Compliant.

13.     SECURITY

13.1    SECURITY

        The Borrower shall ensure that the Class A Security is in full force and effect from the Utilization Date and at all times thereafter until the Class A Security is replaced with the Class B Security pursuant to Clause 13.2 (Change of Security). The Borrower may elect to replace the Class A Security with the Class B Security or the Class B Security with the Class A Security in accordance with Clause 13.2 (Change of Security). The Borrower shall ensure that at all times during which the Class A Security is in effect, the amount of the Cash Deposits shall equal at least (a) if on such date the interest rate at which the EDB Loan is accruing interest is less than 7.5 percent per annum, S$50,400,000 less (i) 105 percent multiplied by (ii) the aggregate amount of all repayments and prepayments of principal made by the Borrower under the EDB Loan Agreement and (b) if on such date the rate at which the EDB Loan is accruing interest is equal to or greater than
        7.5 percent per annum, (i) the sum of (x) 100 percent and (y) such interest rate multiplied by (ii) the aggregate principal amount of the EDB Loan outstanding on such date. By way of example and for the avoidance of doubt, if on a day the rate at which the EDB Loan is accruing interest is 8 percent per annum and no prepayments or repayments shall have been made under the EDB

        Loan, then the amount of the required Cash Deposits shall equal 108 percent multiplied by S$48,000,000, or S$51,840,000.

13.2    CHANGE OF SECURITY

        The Security provided by the Borrower may be changed at the Borrower's request if:

        13.2.1 not more than 90 nor less than 30 days before the next due date for payment of the Bank Guarantee Commission, the Bank has received a written request from the Borrower to change the Security from Class A Security to Class B Security or vice versa;

        13.2.2 the proposed date for the change of Security shall be a date on which the Bank Guarantee Commission is payable pursuant to Clause 4 (Guarantee Commission);

        13.2.3 the Borrower has not already requested a change of Security during the immediately preceding three month period PROVIDED THAT the Borrower shall be entitled to make an additional three requests for a change of Security during the effectiveness of this Agreement;

        13.2.4 the Bank is satisfied in its sole discretion that its rights under the Facility and in respect of the Security shall not be prejudiced in any way by the change of Security requested by the Borrower;

        13.2.5 in the case of a requested change from Class A Security to Class B Security, the identity, value, form and substance of the Class B Security and the related Security Documents and the amount of the applicable Bank Guarantee Commission Rate have been mutually agreed to the satisfaction of the Bank; and

        13.2.6 on and as of the proposed date of the change of Security, no Event of Default or Potential Event of Default is continuing,

        then, save as otherwise provided herein or in the existing Security Documents, the Security will be changed on the next due date for the payment of the Bank Guarantee Commission by the Borrower delivering replacement Security Documents and complying with all other matters required therein.

14.     FINANCIAL INFORMATION

14.1    ANNUAL STATEMENTS

        The Borrower shall as soon as the same become available, but in any event within 180 days after the end of each of its or, as the case may be, the Parent's financial years, deliver to the Bank its consolidated financial statements and the Parent's consolidated financial statements for such financial year, audited by an internationally recognised firm of independent auditors licensed to practise in Singapore (in the case of the Borrower) and the United States of America (in the case of the Parent).

14.2    QUARTERLY STATEMENTS

        The Borrower shall as soon as the same become available but in any event within 90 days after the end of each quarter of each of the Parent's financial years deliver to the Bank the Parent's consolidated statements for such period.

14.3    REQUIREMENTS AS TO FINANCIAL STATEMENTS

        The Borrower shall ensure that each set of financial statements delivered by it pursuant to this Clause 14 is:

        14.3.1 prepared on the same basis as was used in the preparation of its Original Financial Statements and in accordance with accounting principles generally accepted in Singapore (in the case of the Borrower) or United States of America (in the case of the Parent) and consistently applied; and

        14.3.2 certified by an Authorized Signatory of the Borrower or the Parent (as the case may be) as being true, accurate and complete and fairly presenting its financial condition as at the end of the period to which those financial statements relate and of the results of its operations during such period subject, in the case of the financial statements delivered pursuant to Clause
                14.2 (Quarterly Statements), to year-end audit adjustments.

14.4    COMPLIANCE CERTIFICATES

        The Borrower shall ensure that each set of consolidated financial statements delivered by it pursuant to Clause 14.1 (Annual Statements) or Clause 14.2 (Quarterly Statements) is accompanied by a Compliance Certificate signed by a director or senior financial officer of the Borrower and, in the case of the Parent's financial statements, a Compliance Certificate signed by a director or senior financial officer of the Parent.

14.5    OTHER INFORMATION

        The Borrower shall furnish and provide the Bank with and permit the Bank to obtain all such statements, information, explanations and data, except information of a confidential nature, as the Bank may reasonably require, by prior written notice, regarding the affairs, operations, administration, financial or other state or condition of the Borrower.

14.6    ACCOUNTING POLICIES

        The Borrower shall ensure that each set of financial statements delivered pursuant to this Clause 14 is prepared using accounting policies, practices, procedures and reference period consistent with those applied in the preparation of the Original Financial Statements unless, in relation to any such set of financial statements, the

        Borrower notifies the Bank that there have been one or more changes in any such accounting policies, practices, procedures or reference period and the Borrower's or the Parent's (as the case may be) auditors provide:

        14.6.1 a description of the changes and the adjustments which would be required to be made to those financial statements in order to cause them to use the accounting policies, practices, procedures and reference period upon which the Original Financial Statements were prepared; and

        14.6.2 sufficient information, in such detail and format as may be reasonably required by the Bank, to enable it to make an accurate comparison between the financial position indicated by those financial statements and the Original Financial Statements, and any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared.

15.     FINANCIAL CONDITION

15.1    FINANCIAL CONDITION

        The Borrower covenants that:

        15.1.1 Consolidated Cash Balance shall not at any time be less than US$75,000,000.

        15.1.2 Consolidated Tangible Net Worth shall not at any time be less than 50 percent of Consolidated Tangible Net Worth as at July 3, 1999 (or such other date as may be agreed between the parties) plus 75 percent of consolidated positive net income for each successive quarter ended thereafter in respect of which the Parent has issued its consolidated financial statements pursuant to Clause 14.1 (Annual Statements) or 14.2 (Quarterly Statements).

15.2    FINANCIAL DEFINITIONS

        In Clause 15.1 (Financial Condition) the following terms have the following meanings.

        "CONSOLIDATED CASH BALANCE" means the aggregate amount of cash, cash equivalents and marketable securities (provided that any marketable securities maturing later than 90 days after the date of determination shall be marked to market every 90 days) held by the Parent and its consolidated subsidiaries (excluding the Cash Deposits and any drawings under any short term or revolving term bank facilities other than the Parent's asset securitization program currently in effect with Fleet National Bank, as administrator, and any renewal or replacement thereof on substantially similar terms).

        "CONSOLIDATED TANGIBLE NET WORTH" means, without duplication, at any time consolidated shareholders' equity of the Parent and its consolidated subsidiaries (net of any unrealized gains or losses on assets) less (to the extent included) any amount shown in respect of goodwill (including goodwill arising only on consolidation), franchise, licences, patents, tradenames, copyright, service marks, brandnames or other intangible assets of the Parent and its consolidated subsidiaries.

        "RELEVANT PERIOD" means each period of twelve months ending on the last day of each quarter of the Parent's financial year.

15.3    FINANCIAL TESTING

        The financial covenants set out in Clause 15.1 (Financial Condition) must be complied with at all times and shall be reported upon quarterly by reference to each of the Parent's consolidated financial statements and each Compliance Certificate delivered pursuant to Clause 14 (Financial Information).

15.4    ACCOUNTING TERMS

        All accounting expressions which are not otherwise defined herein shall be construed in accordance with generally accepted accounting principles in the United States of America.

16.     COVENANTS

16.1    MAINTENANCE OF LEGAL VALIDITY

        The Borrower shall obtain, comply with the terms of and do all that is necessary to maintain in full force and effect all authorisations, approvals, licences and consents required in or by the laws of its jurisdiction of incorporation to enable it lawfully to operate its business and enter into and perform its obligations under the Finance Documents and the EDB Loan Agreement and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of the Finance Documents and the EDB Loan Agreement, except for such authorisations, approvals, licenses and consents the failure of which to obtain would not be reasonably likely to have a Material Adverse Effect.

16.2    INSURANCE

        The Borrower shall maintain insurances on and in relation to its business and assets with reputable underwriters or insurance companies against such risks and to such extent as is usual for companies carrying on a business such as that carried on by it.

16.3    ENVIRONMENTAL COMPLIANCE

        The Borrower shall comply in all material respects with all Environmental Law and obtain and maintain any Environmental Permits and take all reasonable steps in anticipation of known or expected future changes to or obligations under the same, breach of which (or failure to obtain, maintain or take which) might reasonably be expected to have a Material Adverse Effect.

16.4    ENVIRONMENTAL CLAIMS

        The Borrower shall inform the Bank in writing as soon as reasonably practicable upon becoming aware of the same if any Environmental Claim has been commenced or (to the best of the Borrower's knowledge and belief) is threatened against the Borrower in any case where such claim would be reasonably likely, if determined against the Borrower, to have a Material Adverse Effect or of any facts or circumstances which will or are reasonably likely to result in any Environmental Claim being commenced or threatened against the Borrower in any case where such claim would be reasonably likely, if determined against the Borrower, to have a Material Adverse Effect.

16.5    NOTIFICATION OF EVENTS OF DEFAULT, MATERIAL ADVERSE CHANGE, LITIGATION,
        ETC.

        The Borrower shall promptly and, in any event not more than 7 days after it becomes aware of such occurrence inform the Bank of the occurrence of:

        16.5.1 any Event of Default, Potential Event of Default or default or event of default under the EDB Loan Agreement and, upon receipt of a written request to that effect from the Bank, confirm to the Bank that, save as previously notified to the Bank or as notified in such confirmation, no Event of Default, Potential Event of Default or default or event of default under the EDB Loan Agreement has occurred;

        16.5.2 any material adverse change in its condition (financial or otherwise) or of any of its related corporations as reasonably determined by the Borrower, except as disclosed in a filing with the Securities and Exchange Commission; and

        16.5.3 the institution of any action or administrative proceeding of or before any court or agency claiming an amount in excess of US$25,000,000.

        The Borrower shall provide the Bank with copies of all notices, documents or other information provided to, or received from, EDB pursuant to the EDB Loan Agreement.

16.6    CLAIMS PARI PASSU

        The Borrower shall ensure that at all times the claims of the Bank against it under the Finance Documents rank at least pari passu with the claims of all its unsecured and unsubordinated creditors save those whose claims are preferred by any bankruptcy, insolvency, liquidation or other similar laws of general application.

16.7    NEGATIVE PLEDGE

        The Borrower shall not create or permit to subsist any Encumbrance over all or any part of the Security other than Permitted Encumbrances.

16.8    TAXES

        The Borrower shall duly pay and discharge all rents, rates, taxes, assessments and government charges levied upon the Borrower or against the Borrower's properties prior to the date on which penalties accrue thereon, the non-payment of which would reasonably be likely to have a Material Adverse Effect, unless and to the extent only that the same shall be contested in good faith and in appropriate proceedings by the Borrower. The Borrower shall file tax returns for the fiscal year ending in 1997 by December 31, 1999 and for the fiscal year ending in 1998 by March 31, 2000, and in each case shall pay all applicable fines, if any, arising as a result of such late filing.

16.9    INSPECTION

        The Borrower shall permit, upon reasonable prior written request of the Bank, the Bank to inspect any land or premises where the Borrower carries on its business and inspect the same and all property and assets whatsoever therein or thereon and all accounts records and statements wherever the same may be situate and to make inventories and record thereof.

16.10   EQUIPMENT

        The Borrower shall keep all its plant, machinery, equipment, buildings, constructions, fixtures, fittings, implements and other effects in good and substantial repair and proper working condition in accordance with good business practice.

16.11   DISPOSAL OF ASSETS

        The Borrower shall not sell, transfer or otherwise dispose of all or any part of its assets or properties (whether in a single transaction or in a number of related transactions), except for:

        (a) disposals in the ordinary course of business on an arms' length basis;

        (b)     disposals of obsolete, worn out or damaged assets; and

        (c) disposals of assets which, together with all such other disposals of assets pursuant to this clause (c) occurring after the date hereof, do not exceed in the aggregate US$25,000,000.

16.12 INSPECTION AUTHORITIES

        The Borrower shall give to the Bank such written authorisations or other directions and provide such facilities and access as the Bank may require for the inspection referred to in Clause 16.9 (Inspection) and, during the continuance of an Event of Default, shall pay all costs, fees, travelling and other out-of-pocket expenses whether legal or otherwise in respect of such inspection.

16.13   MEMORANDUM AND ARTICLES OF ASSOCIATION

        Insofar as may be necessary the Borrower shall amend its Memorandum and Articles of Association so as to enable it to observe and perform all the covenants, undertakings, terms, stipulations, conditions and other provisions of this Agreement.

16.14   YEAR 2000

        The Borrower shall procure that all Computer Systems used by any member of the Group are (or will by no later than September 30, 1999 be) Year 2000 Compliant.

17.     EVENTS OF DEFAULT

        Each of Clause 17.1 (Failure to Pay) to Clause 17.19 (Material Adverse Change) describes circumstances which constitute an Event of Default for the purposes of this Agreement.

17.1    FAILURE TO PAY

        The Borrower fails to pay any sum due from it under any Finance Document or the EDB Loan Agreement at the time, in the currency and in the manner specified therein within three days after the due date thereof.

17.2    MISREPRESENTATION

        Any representation or statement made or deemed to be made by the Borrower or the Parent in any Finance Document or in any notice or other document, certificate or statement delivered by it pursuant thereto or in connection therewith is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

17.3    SPECIFIC COVENANTS

        The Borrower fails duly to perform or comply with any of the obligations expressed to be assumed by it in Clause 13 (Security), Clause 14 (Financial Information) or Clause 16.5 (Notification of Events of Default, etc.) and, in the case of the obligations under Clause 13 (Security), the failure, if capable of remedy, is not remedied within two Business Days after the Borrower becomes aware thereof.

17.4    PIONEER STATUS

        The Borrower ceases at any time to maintain its Pioneer Status and fails to reacquire Pioneer Status within 30 days thereafter.

17.5    OTHER OBLIGATIONS

        The Borrower fails duly to perform or comply with any other obligation expressed to be assumed by it in any Finance Document and such failure, if capable of remedy, is not remedied within fifteen days after the Bank has given notice thereof to the Borrower.

17.6    CROSS DEFAULT

        Any Financial Indebtedness of any member of the Group is not paid when due or any creditor of any member of the Group becomes entitled to declare any Financial Indebtedness of any member of the Group due and payable prior to its specified maturity, PROVIDED THAT it shall not constitute an Event of Default if the aggregate amount (or its equivalent in another currency) of all such Financial Indebtedness of all members of the Group is less than US$50,000,000.

17.7    CROSS ACCELERATION

        Any Financial Indebtedness of any member of the Group is declared to be or otherwise becomes due and payable prior to its specified maturity, PROVIDED THAT it shall not constitute an Event of Default if the aggregate amount (or its equivalent in another currency) of all such Financial Indebtedness of all members of the Group is less than US$10,000,000.

17.8    INSOLVENCY AND RESCHEDULING

        Any of the Borrower, the Parent or any Material Subsidiary is unable to pay its debts as they fall due, commences negotiations with any one or more of its creditors with a view to the general readjustment or rescheduling of its indebtedness or makes a general assignment for the benefit of or a composition with its creditors.

17.9    WINDING-UP

        Any of the Borrower, the Parent or any Material Subsidiary takes any corporate action or other steps are taken or legal proceedings are started for its winding-up, dissolution, administration or re-organisation (whether by way of voluntary arrangement, scheme of arrangement or otherwise) for the benefit of or a composition with its creditors or for the appointment of a liquidator, receiver, administrator, administrative receiver, conservator, custodian, trustee or similar officer of it or of any or all of its revenues and assets.

17.10   EXECUTION OR DISTRESS

        Any execution or distress is levied against, or an encumbrancer takes possession of, the whole or any part of, the property, undertaking or assets of any of the Borrower, the Parent or any Material Subsidiary or any event occurs which under the laws of any jurisdiction has a similar or analogous effect and is not discharged in full within 30 days of having been so levied.

17.11   FAILURE TO COMPLY WITH FINAL JUDGMENT

        Any member of the Group fails to comply with or pay any sum due from it under any final judgment or any final order made or given by any court of competent jurisdiction in an amount which, together with all such other amounts owing by any other members of the Group, exceeds in the aggregate US$25,000,000 (or its equivalent in another currency) and such judgment or order is not satisfied, discharged or stayed pending appeal within 30 days.

17.12   GOVERNMENTAL INTERVENTION

        By or under the authority of any government, (a) the management of the Borrower is wholly or partially displaced or the authority of the Borrower in the conduct of its business is wholly or partially curtailed or (b) all or a majority of the issued shares of the Borrower or 5% of its consolidated assets or 20% of its consolidated revenues is seized, nationalised, expropriated or compulsorily acquired.

17.13   OWNERSHIP OF THE BORROWER

        The Parent ceases to own, directly or indirectly, 100 percent of the issued share capital of the Borrower.

17.14   THE GROUP'S BUSINESS

        Any member of the Group ceases to carry on the business it carries on at the date hereof or enters into any unrelated business if the assets of such unrelated business constitute more than 50 percent of the assets of the Group after giving effect to such unrelated business.

17.15   REPUDIATION

        The Borrower repudiates any Finance Document or the EDB Loan Agreement or does or causes to be done any act or thing evidencing an intention to repudiate any Finance Document or the EDB Loan Agreement.

17.16   ILLEGALITY

        At any time it is or becomes unlawful for the Borrower to perform or comply with any or all of its obligations under any Finance Document or the EDB Loan Agreement or any of the obligations of, or any of the security created by, the Borrower thereunder are not or cease to be legal, valid, binding and enforceable.

17.17   MERGER

        The Parent merges or consolidates with any other person (where the Parent is not the surviving company), enters into any demerger transaction or participates in any other similar type of corporate reconstruction.

17.18   EDB LOAN

        17.18.1 The Borrower shall fail to duly and punctually comply with any of its obligations under the EDB Loan Agreement and such failure, if capable of remedy, is not remedied within 30 days after the Bank has given notice to the Borrower requiring the Borrower to remedy such failure.

        17.18.2 Any amendment or waiver is made under the EDB Loan Agreement without the Bank's prior written consent which relates to change in the principal amount or currency of the EDB Loan, or a change in any repayment date, or a reduction in the principal amount due on any repayment date; or a change in the currency of any payment of interest in respect of the EDB Loan.

17.19   MATERIAL ADVERSE CHANGE

        To the extent not contemplated by any of the foregoing Clause 17.1 (Failure to Pay) to Clause 17.18 (EDB Loan), any event or circumstance occurs which the Bank reasonably believes might have a material adverse effect on the ability of the Borrower to perform or comply with its obligations under any of the Finance Documents or the EDB Loan Agreement.

17.20   ACCELERATION AND CANCELLATION

        During the continuance of an Event of Default (other than an event with respect to the Borrower described in Clause 17.8 (Insolvency and Rescheduling), Clause 17.9 (Winding-up) or Clause 17.10 (Execution or Distress)) and at any time thereafter, the Bank may by notice to the
        Borrower:

        17.20.1 require the Borrower to procure that the liability of the Bank under the Bank Guarantee is promptly reduced to zero and/or declare all or any part of the amounts outstanding and unpaid by the Borrower under the Finance Documents and all liabilities of the Borrower thereunder, present or future, matured or unmatured, contingent or absolute to be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower (whereupon the same shall become so payable together with accrued interest thereon and any other sums then owed by the Borrower thereunder) or declare all such amounts to be due and payable on demand of the Bank; and/or

        17.20.2 declare that any unutilised portion of the Facility shall be cancelled, whereupon the same shall be cancelled and the Available Facility shall be reduced to zero; and/or

        17.20.3 exercise any rights of the Bank under the Account Charge.

        and in the case of any event with respect to the Borrower described in Clause 17.8 (Insolvency and Rescheduling), 17.9 (Winding-up) or Clause
        17.10 (Execution or

        Distress), the Available Facility shall automatically reduce to zero and all moneys outstanding and unpaid by the Borrower under the Finance Documents and all liabilities of the Borrower thereunder, present or future, matured or unmatured, contingent or absolute shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

17.21   ADVANCES DUE ON DEMAND

        If, pursuant to Clause 17.20 (Acceleration and Cancellation), the Bank declares all or any part of the amounts outstanding and unpaid by the Borrower under the Finance Documents and all liabilities of the Borrower thereunder, present or future, matured or unmatured, contingent or absolute to be due and payable on demand of the Bank, then, and at any time thereafter, the Bank may by notice to the Borrower:

        17.21.1 require repayment of all or such part of such amount on such date as it may specify in such notice, without presentation, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower (whereupon the same shall become due and payable on the date specified together with accrued interest thereon and any other sums then owed by the Borrower thereunder) or withdraw its declaration with effect from such date as it may specify; and/or

        17.21.2 select as the duration of any Interest Period which begins while such declaration remains in effect a period of six months or less.

18.     COMMITMENT COMMISSION AND FEES

18.1    COMMITMENT COMMISSION

        The Borrower shall pay to the Bank a commitment commission on the amount of the Available Facility from day to day during the Availability Period, such commitment commission to be calculated at the rate of 0.25 percent per annum and payable in arrears on the last day of each successive period of three months which ends during the Availability Period and on the last day of the Availability Period PROVIDED THAT if
        (a) the Class A Security is in full force and effect on the date hereof,
        (b) the amount of the Cash Deposits is at least equal to S$50,400,000 and (c) the Class A Security is provided by the Borrower throughout the Availability Period, the payment of the commitment commission will be waived.

18.2    CLOSING FEE AND ADMINISTRATION FEE

        The Borrower shall pay to the Bank the closing fee and administration fee specified in the commitment letter dated August 12, 1999 from the Bank to the Borrower and the Parent at the times, and in the amounts, specified in such letter.

19.     COSTS AND EXPENSES

19.1    TRANSACTION EXPENSES

        The Borrower shall, from time to time on demand of the Bank, reimburse the Bank for all reasonable costs and expenses (including legal fees) together with any VAT thereon incurred by it in connection with the negotiation, preparation and execution of the Finance Documents, any change of Security requested pursuant to Clause 13 (Security), any other document referred to in the Finance Documents and the completion of the transactions therein contemplated.

19.2    PRESERVATION AND ENFORCEMENT OF RIGHTS

        The Borrower shall, from time to time on demand of the Bank, reimburse the Bank for all costs and expenses (including legal fees) on a full indemnity basis together with any VAT thereon incurred in or in connection with the preservation and/or enforcement of any of the rights of the Bank under the Finance Documents and any other document referred to in the Finance Documents (including, without limitation, in the event that the Bank reasonably believes that an Event of Default or Potential Event of Default has occurred, any costs and expenses relating to any investigation thereof or any steps necessary or desirable in connection with any proposal for remedying or otherwise resolving such Event of Default or Potential Event of Default).

19.3    STAMP TAXES

        The Borrower shall pay all stamp, registration and other taxes to which this Agreement, any other document referred to in this Agreement or any judgment given in connection therewith is or at any time may be subject and shall, from time to time on demand of the Bank, indemnify the Bank against any liabilities, costs, claims and expenses resulting from any failure to pay or any delay in paying any such tax.

19.4    AMENDMENT COSTS

        If the Borrower requests any amendment, waiver or consent then the Borrower shall, within five Business Days of demand by the Bank, reimburse the Bank for all reasonable costs and expenses (including legal fees) together with any VAT thereon incurred by such person in responding to or complying with such request.

20.     DEFAULT INTEREST AND BREAK COSTS

20.1    DEFAULT INTEREST PERIODS

        If any sum due and payable by the Borrower hereunder is not paid on the due date therefor in accordance with Clause 23 (Payments) or if any sum due and payable by the Borrower under any judgment of any court in connection herewith is not paid on the date of such judgment, the period beginning on such due date or, as the case may be, the date of such judgment and ending on the date upon which the obligation of the Borrower to pay such sum is discharged shall be divided into successive periods, each of which (other than the first) shall start on the last day of the preceding such period and the duration of each of which shall (except as otherwise provided in this Clause 20) be selected by the Bank.

20.2    DEFAULT INTEREST

        An Unpaid Sum shall bear interest during each Interest Period in respect thereof at the rate per annum which is two percent per annum above the rate per annum equal to the cost to the Bank of funding such Unpaid Amount from whatever sources it may select.

20.3    PAYMENT OF DEFAULT INTEREST

        Any interest which shall have accrued under Clause 20.2 (Default Interest) in respect of an Unpaid Sum shall be due and payable and shall be paid by the Borrower on demand of the Bank.

21.     BORROWER'S INDEMNITIES

21.1    BORROWER'S INDEMNITY

        The Borrower undertakes to indemnify the Bank against:

        21.1.1 any cost, claim, loss, expense (including legal fees) or liability (including, without limitation, any break costs) together with any VAT thereon, whether or not reasonably foreseeable, which it may sustain or incur as a consequence of the occurrence of any Event of Default; and

        21.1.2 any cost or loss (including, without limitation, any break costs) it may suffer or incur as a result of its issuing or making arrangements to issue the Bank Guarantee requested by the Borrower but not made by reason of the operation of any one or more of the provisions hereof.

21.2    CURRENCY INDEMNITY

        If any sum (a "SUM") due from the Borrower under this Agreement or any other Finance Document is paid in a currency (the "FIRST CURRENCY") other than the currency (the "SECOND CURRENCY") in which such Sum is payable or any order or judgment given or made in relation hereto has to be converted from the First Currency into the Second Currency, the Borrower shall indemnify the Bank from and against any loss suffered or incurred as a result of any discrepancy between (a) the rate of exchange used for such purpose to convert such Sum from the First Currency into the Second Currency and (b) the rate or rates of exchange available to the Bank at the time of receipt of such Sum.

22.     CURRENCY OF ACCOUNT AND PAYMENT

        The Singapore dollar is the currency of account and payment for each and every sum at any time due from the Borrower hereunder, PROVIDED THAT:

        22.1.1 each payment in respect of costs and expenses shall be made in the currency in which the same were incurred; and

        22.1.2 each payment pursuant to Clause 7.2 (Tax Indemnity), Clause 9.1 (Increased Costs) or Clause 21.1 (Borrower's Indemnity) shall be made in the currency specified by the Bank.

23.     PAYMENTS

23.1    PAYMENTS TO THE BANK

        On each date on which this Agreement requires an amount to be paid by the Borrower, the Borrower shall make the same available to the Bank for value on the due date at such time and in such funds and to such account with such bank as the Bank shall specify from time to time.

23.2    ALTERNATIVE PAYMENT ARRANGEMENTS

        If, at any time, it shall become impracticable (by reason of any action of any governmental authority or any change in law or any similar event) for the Borrower to make any payments in the manner specified in Clause
        23.1 (Payments to the Bank), then the Borrower may agree with the Bank alternative arrangements for such payments to be made, PROVIDED THAT, in the absence of any such agreement, the Borrower shall be obliged to make all payments due to the Bank in the manner specified herein.

23.3    NO SET-OFF

        All payments required to be made by the Borrower hereunder shall be calculated without reference to any set-off or counterclaim and shall be made free and clear of and without any deduction for or on account of any set-off or counterclaim.

24.     SET-OFF

24.1    SET-OFF

        The Bank may, from time to time, apply any credit balance to which the Borrower is entitled on any account of the Borrower with the Bank in satisfaction of any sum due and payable from the Borrower to the Bank hereunder but unpaid PROVIDED THAT such rights of set-off will not extend to any amounts maintained at, or in the possession of, the Bank that relate to vendor remittances being made by the Bank on behalf of any member of the Group and which are contained in Account No. 08213004213 or Account No. 01213004213 at the Bank or any sub-account or successor account thereto. For this purpose, the Bank is authorized to purchase with the moneys standing to the credit of any such account such other currencies as may be necessary to effect such application.

24.2    SET-OFF NOT MANDATORY

        The Bank shall not be obliged to exercise any right given to it by Clause 24.1. (Set-off).

25.     ASSIGNMENTS

25.1    BINDING AGREEMENT

        This Agreement shall be binding upon and enure to the benefit of each party hereto and its or any subsequent successors and permitted assigns.

25.2    NO ASSIGNMENTS AND TRANSFERS BY THE BORROWER

        The Borrower shall not be entitled to assign or transfer all or any of its rights, benefits and obligations hereunder.

25.3    ASSIGNMENTS BY THE BANK

        The Bank may, at any time, assign any of its rights and benefits hereunder to a bank or financial institution PROVIDED THAT the Bank shall not make any such assignment of more than 50% of the amount of the Bank Guarantee without the prior written consent of the Borrower, which consent shall not be unreasonably withheld or delayed.

25.4    DISCLOSURE OF INFORMATION

        The Bank may disclose to any person:

        25.4.1 to (or through) whom the Bank assigns (or may potentially assign) all or any of its rights, benefits and obligations hereunder;

        25.4.2 with (or through) whom the Bank enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, this Agreement or the Borrower; or

        25.4.3 to whom information may be required to be disclosed by any applicable law,

        such information about the Borrower or the Group and this Agreement as the Bank shall consider appropriate PROVIDED THAT the Bank shall notify the Borrower of any such disclosure and PROVIDED FURTHER THAT prior to the Bank disclosing any information which is subject to a confidentiality undertaking by the Bank in favor of any member of the Group, the Bank shall first obtain an equivalent confidentiality undertaking from the proposed recipient of such information except in connection with any such disclosure pursuant to Clause 25.4.3.

26.     EVIDENCE OF DEBT

26.1    EVIDENCE OF DEBT

        The Bank shall maintain in accordance with its usual practice accounts evidencing the amounts from time to time paid by it under the Bank Guarantee and owing to it hereunder.

26.2    PRIMA FACIE EVIDENCE

        In any legal action or proceeding arising out of or in connection with this Agreement, the entries made in the accounts maintained pursuant to Clause 26.1 (Evidence of Debt) shall be prima facie evidence of the existence and amounts of the specified obligations of the Borrower.

26.3    CERTIFICATES OF THE BANK

        A certificate of the Bank as to (a) the amount by which a sum payable to it hereunder is to be increased under Clause 7.1 (Tax Gross-up), (b) the amount for the time being required to indemnify it against any such cost, payment or liability as is mentioned in Clause 7.2 (Tax Indemnity), Clause 9.1 (Increased Costs) or Clause 21.1 (Borrower's Indemnity) shall, in the absence of manifest error, be prima facie evidence of the existence and amounts of the specified obligations of the Borrower.

27.     REMEDIES AND WAIVERS, PARTIAL INVALIDITY

27.1    REMEDIES AND WAIVERS

        No failure to exercise, nor any delay in exercising, on the part of the Bank any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

27.2    PARTIAL INVALIDITY

        If, at any time, any provision hereof is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions hereof nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

28.     NOTICES

28.1    COMMUNICATIONS IN WRITING

        Each communication to be made hereunder shall be made in writing and, unless otherwise stated, shall be made by fax or letter.

28.2    DELIVERY

        Any communication or document to be made or delivered by one person to another pursuant to this Agreement shall:

        28.2.1 if by way of fax (unless that other person has by fifteen days' notice specified another number) be made to such other person to the fax number identified with its signature below and shall be deemed to have been received when transmission has been completed and receipt has been confirmed by telephone; and

        28.2.2 if by way of letter (unless that other person has by fifteen days' notice specified another address) be delivered to that other person at the address identified with its signature below and shall be deemed to have been delivered when left at that address or, as the case may be, ten days after being deposited in the post postage prepaid in an envelope addressed to it at that address,

        PROVIDED THAT any communication or document to be made or delivered to the Bank shall be effective only when received by the Bank.

28.3    ENGLISH LANGUAGE

        Each communication and document made or delivered by one party to another pursuant to this Agreement shall be in the English language or accompanied by a translation thereof into English certified (by an officer of the person making or delivering the same) as being a true and accurate translation thereof.

29.     GOVERNING LAW

        This Agreement and all matters arising from or connected with it are governed by the law of the State of New York.

30.     JURISDICTION

30.1    SUBMISSION TO JURISDICTION

        Each party hereto hereby agrees that any suit, action or proceeding with respect to this Agreement, the other Finance Documents or any judgment entered by any court in respect thereof may be brought in the courts of the State of New York, County of New York or the United States District Court for the Southern District of New York; and each party hereto hereby irrevocably submits to the jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment. Each party hereto further submits, for the purpose of any such suit, action, proceeding or judgment brought or rendered against it, to the appropriate courts of the jurisdiction of its domicile.

30.2    PROCESS AGENT

        The Borrower hereby agrees that service of all writs, process and summonses in any such suit, action or proceeding brought in the State of New York may be made upon CT Corporation at 1633 Broadway, New York, NY 10017 (or at such other address or at the office of such other authorized agent as the Borrower may designate by written notice to the
        Bank) (the "PROCESS AGENT"), and the Borrower hereby confirms and agrees that the Process Agent has been duly and irrevocably appointed as its agent and true and lawful attorney-in-fact in its name, place and stead to accept such service of any and all such writs, process and summonses, and agrees that the failure of the Process Agent to give any notice of any such service of process to the Borrower shall not impair or affect the validity of such service or of any judgment based thereon. The Borrower hereby further irrevocably consents to the service of process in any suit, action or proceeding in such courts by the mailing thereof by the Bank by registered or certified mail, postage prepaid, at its address set forth beneath its signature hereto.

30.3    OTHER SERVICE

        Nothing herein shall in any way be deemed to limit the ability of the Bank to serve any such writs, process or summonses in any other manner permitted by applicable law or to obtain jurisdiction over the Borrower in such other jurisdictions, and in such manner, as may be permitted by applicable law.

30.4    WAIVER OF VENUE

        The Borrower hereby irrevocably waives any objection that it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Finance Document brought in the courts of the State of New York, County of New York or the United States District Court for the Southern District of New York, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

30.5    WAIVER OF JURY TRIAL

        EACH OF THE BORROWER AND THE BANK HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

30.6    NO IMMUNITY

        To the extent that the Borrower may be or become entitled, in any jurisdiction in which judicial proceedings may at any time be commenced with respect to this Agreement or any other Finance Document, to claim for itself or its assets or revenues any immunity from suit, court jurisdiction, attachment prior to judgment, attachment in aid of execution of a judgment, execution of a judgment or from any other legal process or remedy relating to its obligations under this Agreement, or any other Finance Document, and to the extent that in any such jurisdiction there may be attributed such an immunity (whether or not claimed), the Borrower hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction.

30.7    INTEGRATION

        This Agreement, together with the other Finance Documents (but only paragraphs 5 and 6 of the commitment letter dated August 12, 1999 from the Bank to the Borrower and the Parent), embodies the entire agreement and understanding among the Borrower and the Bank, and supersedes all prior or contemporaneous agreements and understandings of such persons, verbal or written, relating to the subject matter hereof and thereof.

30.8    COUNTERPARTS

        This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

WITNESS the hands of the duly authorized representatives of the parties hereto the day and year first before written.

THE BORROWER

MAXTOR PERIPHERALS (S) PTE. LTD.


By:
   --------------------------------
   Name:
   Title:

Address:    36 Robinson Road, #18-01
            City House
            Singapore 068877

Tel:        (65) 480-1850
Fax:        (65) 480-1852
Attention:  C.S. Tiong

THE BANK

THE BANK OF NOVA SCOTIA, SINGAPORE BRANCH

By:
   --------------------------------
   Name:
   Title:

Address:    #15-01, Ocean Building
            10 Collyer Quay
            Singapore 049315

Tel:        (65) 539-4628
Fax:        (65) 532-2440

Attention:  Manager

In addition, a copy of all notices shall be sent to:

         The Bank of Nova Scotia, Hong Kong Branch
         25th Floor, United Centre
         95 Queensway
         Hong Kong

         Tel:   (852) 2861-4828
         Fax:   (852) 2527-2527

Attention:    Vice President & Manager

                                   SCHEDULE 1

                              CONDITIONS PRECEDENT

1. A copy, certified as a true and up-to-date copy by an Authorized Signatory of the Borrower, of its memorandum and articles of association and certificate of incorporation.

2. A copy, certified as a true and up-to-date copy by an Authorized Signatory of the Borrower, of a board resolution of the Borrower approving the execution, delivery and performance of the Finance Documents and the EDB Loan Agreement and the terms and conditions hereof and authorising a named person or persons to sign the Finance Documents and any documents to be delivered by the Borrower pursuant hereto.

3. A certificate of an Authorized Signatory of the Borrower setting out the names and signatures of the persons authorized to sign, on behalf of the Borrower, the Finance Documents and any documents to be delivered by the Borrower pursuant hereto.

4. A certificate of an Authorized Signatory of the Borrower confirming that utilization of the Facility would not breach any restriction on its borrowing powers.

5. A copy, certified as a true copy by an Authorized Signatory of the Borrower, of each consent and approval required in connection with the execution, delivery and performance by the Borrower of the Finance Documents.

6. An opinion of the Borrower's New York counsel satisfactory in form and substance to the Bank.

7. An opinion of the Borrower's Singapore counsel satisfactory in form and substance to the Bank.

8.   An opinion of Clifford Chance, counsel to the Bank.

9. A copy, certified as a true copy by an Authorized Signatory of the Borrower, of the Original Financial Statements of the Borrower.

10. A copy, certified as a true copy by an Authorized Signatory of the Parent, of the Original Financial Statements of the Parent.

11. Evidence that the fees, costs and expenses required to be paid by the Borrower pursuant to Clause 18.1 (Commitment Commission), Clause 18.2 (Closing Fee and Administration Fee), Clause 19.1 (Transaction Expenses) and 19.3 (Stamp Taxes) have been paid.

12. Evidence that CT Corporation has agreed to act as the agent of the Borrower for the service of process in New York.

13. Evidence that the Cash Deposits have been deposited with the Account Bank at least one day prior to the Utilization Date.

14.  A duly executed copy of the Account Charge.

15. A copy, certified as a true and up-to-date copy by an Authorized Signatory of the Borrower, of the EDB Offer Letter and the acceptance thereof by the Borrower.

16. A duly executed copy of the EDB Loan Agreement and the letter dated September 6, 1999 from Barry Sim, Director, Electronics at EDB, to CS Tiong, Vice President, Finance at the Borrower, each certified as a true and up-to-date copy by an Authorized Signatory of the Borrower.

17. A copy of the certificate of Pioneer Status, Certificate No. 1228, issued by the Ministry of Trade on June 3, 1998, certified as a true and up-to-date copy by an Authorized Signatory of the Borrower.

                                   SCHEDULE 2

                               UTILIZATION REQUEST

From:    Maxtor Peripherals (S) Pte. Ltd.

To:      The Bank of Nova Scotia, Singapore Branch

Dated:

Dear Sirs,

1.   We refer to the agreement (the "Facility Agreement") dated [    ] 1999 and
     made between Maxtor Peripherals (S) Pte. Ltd. as borrower and The Bank of Nova Scotia, Singapore Branch as bank. Terms defined in the Facility Agreement shall have the same meaning in this notice.

2.   This notice is irrevocable.

3. We hereby give you notice that, pursuant to the Facility Agreement and on [date of proposed utilization], we wish the Bank to issue a Bank Guarantee
     in the aggregate amount of S$[    ] upon the terms and subject to the
     conditions contained therein.

4. We confirm that, at the date hereof, no Event of Default or Potential Event of Default is continuing.

                                            Yours faithfully

                                            -----------------------------
                                            Authorized Signatory
                                            for and on behalf of
                                            Maxtor Peripherals (S) Pte. Ltd.

                                   SCHEDULE 3

                                     PART 1

                      FORM OF PARENT COMPLIANCE CERTIFICATE

To:      The Bank of Nova Scotia, Singapore Branch

Date:

Dear Sirs,

We refer to an agreement (the "Facility Agreement") dated [ ], 1999 and made between Maxtor Peripherals (S) Pte. Ltd. and The Bank of Nova Scotia, Singapore Branch as bank.

Terms defined in the Facility Agreement shall bear the same meaning herein.

We confirm that:

(a)      the Consolidated Cash Balance as at [   ] is US$[   ]; and

(b) the Consolidated Tangible Net Worth as at [ ] is US$[ ] which is equal to at least 50 percent of Consolidated Tangible Net Worth as at July 3, 1999 plus 75 percent of consolidated positive net income for each successive quarter ended thereafter in respect of which the Parent has issued its consolidated financial statements pursuant to Clause 14.1 (Annual Statements) or 14.2 (Quarterly Statements) of the Facility Agreement.



Signed:
       -------------------                    ---------------------------------
         Director                             Director/Senior Financial Officer

                                   SCHEDULE 3

                                     PART 2

                     FORM OF BORROWER COMPLIANCE CERTIFICATE

To:      The Bank of Nova Scotia, Singapore Branch

Date:

Dear Sirs,

We refer to an agreement (the "Facility Agreement") dated [ ], 1999 and made between Maxtor Peripherals (S) Pte. Ltd. and The Bank of Nova Scotia, Singapore Branch as bank.

Terms defined in the Facility Agreement shall bear the same meaning herein.

We confirm that, as at the date hereof, we are in compliance with all terms and conditions of the Facility Agreement and the EDB Loan Agreement and no Event of Default or Potential Event of Default has occurred and is continuing [or describe any non-compliance or default].

Signed:
       -------------------                    ---------------------------------
         Director                             Director/Senior Financial Officer

                                   SCHEDULE 4

                             FORM OF BANK GUARANTEE

BANK GUARANTEE

To:     Singapore Economic Development Board

1. In consideration of your advancing to maxtor peripherals (s) pte. limited (the "company") a loan facility in an aggregate amount not exceeding singapore dollars 48,000,000 pursuant and subject to the terms and conditions of the edb loan agreement ("loan agreement") entered into by yourselves and the company dated ______________, we the bank whose name appears in the signature pages hereto unconditionally and irrevocably guarantee as follows:

        (a) We shall, in respect of the principal amount, in the event that the Company defaults in the repayment of such part or all of the amount of the Guaranteed Principal Sum which is due or owing to you under the terms of the Loan Agreement (including due or owing by reason of your having exercised your rights under Clause 15 of the Loan Agreement) (the "DEFAULTED PRINCIPAL AMOUNT"), pay the Defaulted Principal Amount to yourselves within 3 Business Days of our receipt of such demand, unless such demand is received on a day which is not a Business Day (as defined in the Loan Agreement) or after 12 noon on any Business Day, in which event payment shall be made within 3 Business Days from the next immediately succeeding Business Day. For the purposes of this Guarantee, "GUARANTEED PRINCIPAL SUM" shall mean the principal amount outstanding under the Loan Agreement from time to time. For the avoidance of doubt, the Guaranteed Principal Sum shall equal zero upon termination of this Guarantee pursuant to Clause 10.

        (b) We shall, in respect of all interest accrued, due or owing under the Loan Agreement (including all default interest), in the event that the Company defaults in the payment of such part or all of the amount of the interest which is accrued, due or owing to you under the terms of the Loan Agreement (including due or owing by reason of your having exercised your rights under Clause 15 of the Loan Agreement) (the "DEFAULTED INTEREST AMOUNT"), pay the Defaulted Interest Amount to yourselves within 3 Business Days of our receipt of such demand, unless such demand is received on a day which is not a Business Day or after 12 noon on any Business Day, in which event payment shall be made within 3 Business Days from the next immediately succeeding Business Day.

2. We also agree as primary obligation to indemnify you on demand from and against any loss, cost or expense incurred by you as a result of the obligations guaranteed pursuant hereto being or becoming void, voidable, unenforceable or ineffective for any reason whatsoever, whether or not known to you, the amount of such loss being the amount which you would otherwise have been entitled to recover from us under this guarantee.

3. We represent and warrant that we have full power to enter into this guarantee and have taken all necessary steps to authorise its execution on our behalf and have obtained all necessary governmental and other consents required to enable us to perform our obligations and hereunder and that this guarantee is legal, valid and binding on us.

4. Subject to clause 10 below, this guarantee and indemnity shall be a continuing security and accordingly (i) shall extend to cover the balance of the guaranteed principal sum and interest due at any time from the company to you and (ii) shall not be discharged by an intermediate payment or settlement of account between the borrower and you.

5. It is agreed that a certificate from you as to the amount due from the company by way of principal or interest under the loan agreement at the date of such certificate shall, in the absence of manifest error, be conclusive evidence of the amounts so due for all purposes.

6. You may not assign your rights under this guarantee without our prior written consent.

7. This guarantee shall not be affected by any change in your constitution or the constitution of the company.

8. Any demand to be made on us hereunder shall be made by facsimile or letter to <name of bank> singapore branch, <address>, <fax no> and shall specify whether such demand is made in respect of principal or interest or both.

9. This guarantee shall remain in full force and effect until the earliest of (i) the date on which you certify that there is no amount owing, due or payable by the company to you by way of principal under the loan agreement and no amount of interest accrued but unpaid; (ii) the date on which this guarantee is specified to be terminated by us pursuant to a notice given by us following termination of the guarantee issuance facility entered into between ourselves and the company, such notice to be given at least [30] days prior to the termination date; and (iii) the date following two years from the date hereof of (or such later date as may be mutually agreed among the company, maxtor corporation and ourselves).

10. This guarantee shall be governed by and construed in accordance with the laws of the republic of singapore.

Dated the
         --------------------------

Signed:

For and on behalf of
<Name of Bank>
Singapore Branch
[NAME]
<DESIGNATION>